                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights," "Selection of Independent Auditors" and "Experts" and to the use of our report on Taurus MuniNewYork Holdings, Inc. dated November 25, 1996, in this Registration Statement on Form N-14 under the Securities Act of 1933 (File No. 333-00000) and related Joint Proxy Statement and Prospectus of MuniYield New York Insured Fund II, Inc.



                                /s/ Ernst & Young LLP



Princeton, New Jersey
August 8, 1997